Exhibit 10.4

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of September 20, 2021, by and between G Squared Ascend I Inc., a Cayman Islands exempted company (the “Company”), and New Enterprise Associates 15, L.P., a Delaware limited partnership the “Purchaser”). Capitalized terms not defined in this Agreement shall have the meaning giving such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-fifth of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”). Only whole Warrants are exercisable. A holder of Warrants will not be able to exercise any fraction of a Warrant. The Company did not issue fractional Warrants other than as part of the Public Units. If, upon the detachment of the Warrants from the Public Units or otherwise, a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder;

WHEREAS, the Registration Statement was declared effective on February 4, 2021;

WHEREAS, the Company intends to consummate the Company’s initial Business Combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of September 20, 2021 (as may be amended, amended or restated or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, Horizon Merger Sub Inc., a Delaware corporation and wholly owned direct subsidiary of the Company, Transfix, Inc., a Delaware corporation (“Transfix”), and Transfix Holdings, Inc., a Delaware corporation and wholly owned direct subsidiary of Transfix; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the aggregate (i) number of forward purchase securities (the “Forward Purchase Securities”), with each Forward Purchase Security consisting of one Class A Share (the “Forward Purchase Share(s)”) and one-fifth of one Warrant (the “Forward Purchase Warrant(s)”), and (ii) the aggregate number of Forward Purchase Warrants, in each case, determined pursuant to Section 1(a)(i) hereof on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Forward Purchase Securities and Forward Purchase Warrants.

(i) The aggregate number of Forward Purchase Securities and Forward Purchase Warrants that the Company shall be required to issue and sell, and the Purchaser shall be required to purchase, hereunder, and the aggregate purchase price to be paid for such Forward Purchase Securities and Forward Purchase Warrants, shall be determined as follows:

A.            After the Company’s final determination of the aggregate number of SPAC Class A Ordinary Shares redeemed pursuant to the Redemption Rights (the “Redeemed Shares”) and the aggregate amount payable by the Company with respect to all Redeemed Shares (the “Redemption Amount”), but in no event later than two (2) Business Days after the redemption date (as set forth in the Registration Statement), the Company shall deliver a written notice to the Purchaser (such notice, the “Purchase Notice”) specifying: (I) the Redeemed Shares and the Redemption Amount; (II) the aggregate number of public Class A Shares purchased by Purchaser or any of its affiliates in transactions after the redemption date (as set forth in the Registration Statement) and prior to the delivery of the Purchase Notice (the “Acquired Public Shares”) and the aggregate amount paid by Purchaser and its affiliates with respect to all Acquired Public Shares (the “Acquired Public Share Purchase Price”); (III) the anticipated date of the Business Combination Closing; (IV) the aggregate number of Forward Purchase Securities and Forward Purchase Warrants and the aggregate Forward Purchase Price and Warrant Purchase Price, together with evidence of the calculations of such aggregate amounts reasonably satisfactory to Transfix; and (V) instructions for wiring the Forward Purchase Price and the Warrant Purchase Price.

B.             Subject to Section 1(a)(i)(D), the aggregate number of Forward Purchase Securities that the Company shall issue and sell, and the Purchaser shall purchase, in each case, pursuant to this Agreement (the “Final Number of Forward Purchase Securities”), shall equal: (I) the Committed Amount plus the Additional Amount; multiplied by (II) 0.1. The purchase price for each Forward Purchase Security purchased and sold pursuant to this Section 1(a)(i)(B) shall equal $10.00.

C.             In addition to the Final Number of Forward Purchase Securities, and subject to Section 1(a)(i)(D), the aggregate number of Forward Purchase Warrants that the Company shall issue and sell, and the Purchaser shall purchase, in each case, pursuant to this Agreement, shall equal a number of Forward Purchase Warrants equal to one-fifth of the Acquired Public Shares rounded down to the nearest whole Forward Purchase Warrant (the “Final Number of Forward Purchase Warrants”). The purchase price for each Forward Purchase Warrant purchased and sold pursuant to this Section 1(a)(i)(C) shall equal $0.0001 per whole Forward Purchase Warrant (the aggregate amount paid by Purchaser with respect to all Forward Purchase Warrants purchased and sold pursuant to this Section 1(a)(i)(C), the “Forward Purchase Warrant Price”).

D.            As used in this Agreement, (I) “Committed Amount” means an amount, which shall in no event be less than zero dollars ($0.00) or greater than fifty million dollars ($50,000,000), equal to fifty million dollars ($50,000,000) less the Acquired Public Share Purchase Price; (II) “Additional Amount” means an amount, which shall in no event be less than zero dollars ($0.00) or greater than fifty million dollars ($50,000,000), equal to the Redemption Amount less the amount, if any, by which the Acquired Public Share Purchase Price exceeds fifty million dollars ($50,000,000); and (III) “Forward Purchase Price” means the sum of the Committed Amount plus the Additional Amount. Notwithstanding anything in this Agreement to the contrary, in no event will the sum of the Forward Purchase Price plus the Acquired Public Share Purchase Price equal an amount greater than one hundred million dollars ($100,000,000).

(ii) Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO, and will be subject to the terms and conditions of the Warrant Agreement, dated as of February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable thirty (30) days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii) The closing of the sale of the Final Number of Forward Purchase Securities and Final Number of Forward Purchase Warrants, if any (the “FPS Closing”), shall be held on the same date and concurrently with the Business Combination Closing (such date being referred to as the “Closing Date”). At least one (1) Business Day prior to the Closing Date, the Purchaser shall deliver to the Company the Forward Purchase Price for the Final Number of Forward Purchase Securities and the Forward Purchase Warrant Price for the Final Number of Forward Purchase Warrants, in each case, by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice to be held in escrow until the FPS Closing. Immediately prior to the FPS Closing on the Closing Date, (i) the Forward Purchase Price and the Forward Purchase Warrant Price shall each be released to the Company from escrow automatically and without further action by the Company or the Purchaser, and (ii) upon such release, the Company shall issue the Final Number of Forward Purchase Securities and Final Number of Forward Purchase Warrants to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws, this Agreement, the Registration Rights Agreement (as defined below), the Sponsor Support agreement or the Surviving Corporation Bylaws, as applicable), registered in the name of the Purchaser (or its nominee(s)), or to a custodian designated by Purchaser (or its nominee(s)). In the event the Business Combination Closing does not occur within five (5) Business Days of the scheduled Closing Date, the FPS Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price and the Forward Purchase Warrant Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b) Delivery of Forward Purchase Securities.

(i) The Company shall register the Purchaser as the owner of the Final Number of Forward Purchase Securities and Final Number of Forward Purchase Warrants purchased by the Purchaser hereunder (individually or collectively, the “Securities”) with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii) Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY, COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Legend Removal. If the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Securities pursuant to that certain Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to be entered into by the Company, Purchaser and certain other parties at the Business Combination Closing.

(e) Antitrust Laws. To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each of the Company and Purchaser agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and with respect to the HSR Act make any required filings no later than fifteen (15) Business Days after the date of this Agreement. The Company and Purchaser hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable, under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s IPO and the proposed Business Combination, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any Class A Shares into which the Securities may be converted into or exercised for, for resale, except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Registration Statement was declared effective on February 4, 2021. The Purchaser understands that the offering of the Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Securities.

(h) No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m) Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with UBS Investment Bank or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority that participated as an underwriter in the IPO.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Securities at the FPS Closing, and the securities issuable upon conversion or exercise of the Securities, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Securities and the securities issuable upon conversion or exercise of the Securities has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(c) Valid Issuance of Securities.

(i) The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the Company’s amended and restated memorandum and articles of association (the “Articles”), and the securities issuable upon conversion of exercise of the Securities, when issued in accordance with the terms of the Securities and this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, the Registration Rights Agreement, the Sponsor Support Agreement, the Surviving Corporation Bylaws, applicable securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(d) below, the Securities and the securities issuable upon conversion of the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(d) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws and pursuant to the Registration Rights Agreement.

(e) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s Articles or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f) Operations. As of the date hereof, the Company has not conducted, and prior to the Business Combination Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities or the Public Units in the IPO.

(g) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(j) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders, has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Securities.

(k) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. FPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of Securities;

(ii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing; provided, that, for purposes of this Section 4(a)(iii), a covenant, agreement or condition of the Company shall only be deemed to have not been performed if the Company has materially breached such covenant, agreement or condition and failed to cure within five (5) days after written notice of such breach has been delivered to the Company;

(iv) No order shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser from the Company of the Securities; and

(b) The obligation of the Company to sell the Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of Securities;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; provided, that, for purposes of this Section 4(b)(iii), a covenant, agreement or condition of the Purchaser shall only be deemed to have not been performed if the Purchaser has materially breached such covenant, agreement or condition and failed to cure within five (5) days after written notice of such breach has been delivered to the Purchaser; and

(iv) No order shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser from the Company of the Securities.

5. Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a) by mutual written consent of Transfix, the Company and the Purchaser; or

(b) automatically:

(i) upon the valid termination of the Business Combination Agreement in accordance with its terms; or

(ii) if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 5, the Purchase Price (and interest thereon, if any), if previously paid, and all the Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 5 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

6. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

G Squared Ascend I Inc.
205 N Michigan Ave

Suite 3770

Chicago, IL 60601
Attn: Tom Hoban, Chief Financial Officer

with a copy to the Company’s counsel at:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attn: Jocelyn M. Arel, Esq.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(a).

(b) No Finder’s Fees. Other than fees (whether deferred or otherwise) payable to UBS Investment Bank, which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. The Original FPA is hereby amended and restated in its entirety; provided, that if this Agreement is terminated pursuant to Section 5(b)(i)(B), this Agreement shall be null and void and the terms of the Original FPA will be reinstated.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Company and the Purchaser hereby acknowledge and agree that Transfix is an express third party beneficiary of this Agreement. Each of the parties hereto acknowledge and agree that Transfix shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement to cause the Company to cause, or directly cause, the Purchaser to fund the aggregate Forward Purchase Price and the Forward Purchase Warrant Price and cause the FPS Closing to occur if the conditions in Section 4 have been satisfied or, to the extent permitted by applicable law, waived.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and, obligations to purchase the Securities to one or more other persons or entities upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve Purchaser of its obligations hereunder.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of Transfix, the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. The Company will bear its own and the Purchaser’s costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants; provided, however, that the Company shall not be required to pay any costs or expenses of the Purchaser unless and until the Business Combination is consummated. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:
NeW ENterprise associates 15, l.p.

By:	/s/ Louis Citron
Name: Louis Citron
Title: Chief Administrative Officer

COMPANY:
G SQUARED ASCEND I INC.

By:	/s/ Ward Davis
Name: Ward Davis
Title: Chief Executive Officer

[Signature Page to Forward Purchase Agreement]